UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)
____________________
(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 23, 2006, Cricket Communications, Inc. (“Cricket”), a Delaware corporation and wholly owned subsidiary of Leap Wireless International, Inc., a Delaware corporation (“Leap”), issued $750,000,000 aggregate principal amount of unsecured 9.375% Senior Notes due 2014 (the “Notes”), which are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by Leap and certain subsidiary guarantors of Cricket and Leap. In connection with the issuance of the Notes, Leap and Cricket also entered into a Registration Rights Agreement pursuant to which, among other things, Leap and Cricket agreed to use their reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 with respect to an offer to exchange the Notes and the Guarantees for debt securities and guarantees that are registered under the Securities Act of 1933 and are identical in all material respects to the Notes and the Guarantees. In anticipation of filing the Form S-4 with the SEC, we are hereby filing consolidated financial statements of Leap which include, in a footnote, certain additional condensed consolidating financial information for Leap and its subsidiaries.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of Leap Wireless International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: March 23, 2007	By	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements of Leap Wireless International, Inc.